Exhibit 10(uu)

Medium-Term Incentive Plan

Potash Corporation of Saskatchewan Inc.

Effective for the Performance Cycle January 1, 2012 to December 31, 2014

Contents

SECTION 1—ESTABLISHMENT OF THE PLAN		1

1.01	PURPOSE	1

1.02	TERM	1

SECTION 2—DEFINITIONS		2

2.01	AFFILIATE	2

2.02	AWARD UNITS	2

2.03	BOARD	2

2.04	CODE	2

2.05	COMMITTEE	2

2.06	CORPORATE TSR	2

2.07	CORPORATE TSR AWARD UNITS	3

2.08	CORPORATION	3

2.09	EFFECTIVE DATE	3

2.10	ENTITLED EXECUTIVE	3

2.11	409A GUIDANCE	3

2.12	INDEX	3

2.13	INDEX CLOSING PRICE	3

2.14	INDEX OPENING PRICE	4

2.15	INDEX TSR	4

2.16	INDEX TSR AWARD UNITS	4

2.17	JUST CAUSE	4

2.18	PCS INC. OPENING SHARE PRICE	4

2.19	PCS INC. CLOSING SHARE PRICE	4

2.20	PERFORMANCE CYCLE	5

2.21	PERMANENT DISABILITY OR PERMANENTLY DISABLED	5

2.22	PLAN	5

2.23	RETIREMENT	5

i

2.24	SALARY	5

2.25	SEPARATION FROM SERVICE	6

2.26	SPECIFIED EMPLOYEE	6

2.27	TARGET PERCENTAGE	6

2.28	TIER GROUP	6

2.29	U.S. EXECUTIVE	6

2.30	VESTED PERCENTAGE	6

SECTION 3—PARTICIPATION		7

3.01	INITIAL PARTICIPATION	7

3.02	CONTINUED PARTICIPATION	7

SECTION 4—ALLOCATION OF AWARD UNITS		8

4.01	ALLOCATION	8

4.02	PROMOTION TO NEW TIER GROUP OR OTHER PROMOTION	8

4.03	CORPORATE TSR AWARD UNITS AND INDEX TSR AWARD UNITS	8

4.04	TARGET PERCENTAGE	9

SECTION 5—VESTING OF AWARD UNITS		10

5.01	VESTED PERCENTAGES	10

SECTION 6—REDEMPTION OF AWARD UNITS		11

6.01	REDEMPTION DATE	11

6.02	VALUE OF AWARD UNITS	12

6.03	EARLY REDEMPTION DATE	12

ii

SECTION 7—ADMINISTRATION OF THE PLAN		15

7.01	POWERS OF THE COMMITTEE	15

7.02	NOTIFICATION TO ENTITLED EXECUTIVES	15

7.03	CALCULATION OF AWARD PAYMENTS	15

7.04	DELEGATION OF DUTIES	15

7.05	RECOUPMENT POLICY	15

7.06	SECTION 409A	15

SECTION 8—GENERAL PROVISIONS		17

8.01	ASSIGNMENT OR ALIENATION	17

8.02	AMENDMENT OR TERMINATION	17

8.03	NO ENLARGEMENT OF CONTRACTUAL RIGHTS	17

8.04	WITHHOLDING OF TAXES	17

8.05	BINDING ON SUCCESSORS	17

8.06	CURRENCY	17

8.07	CERTAIN ADJUSTMENTS	18

8.08	GOVERNING LAW	18

SECTION 9—CHANGE IN CONTROL		19

9.01	DEFINITION OF CHANGE IN CONTROL	19

9.02	CIC MTIP AWARD UNIT PAYMENT	19

iii

Section 1—Establishment of the Plan

1.01	Purpose

This Medium-Term Incentive Plan is established for the purpose of:

(a)	providing competitive compensation for Entitled Executives;

(b)	rewarding Entitled Executives for improving Total Shareholder Return;

(c)	rewarding Entitled Executives for attaining a Total Shareholder Return that is in excess of the increase in the DAXglobal Agribusiness Index;

(d)	rewarding Entitled Executives for their efforts and contributions to the achievement of the long-term success of the business interests of the Corporation;

(e)	aligning the interests of Entitled Executives more closely with the shareholders of the Corporation; and,

(f)	enhancing the ability of the Corporation to recruit and retain high potential, high value executives.

1.02	Term

Subject to Section 8.02 Amendment or Termination, this Plan shall be effective for the Performance Cycle January 1, 2012 to December 31, 2014.

Section 2—Definitions

2.01	Affiliate

“Affiliate” means, for purposes of compliance with the 409A Guidance, an entity whose employees, together with the employees of the Corporation are required, in accordance with Code Section 414(b) or (c) to be treated as employed by a single employer, except that for purposes of determining whether a Separation from Service from the Corporation has occurred, in applying Code Section 1563(a)(1), (2), and (3) for purposes of Code Section 414(b) or in applying Treas. Reg. Section 1.414(c)-2 for purposes of Code Section 414(c), the language “at least 50 percent” shall be used instead of the language “at least 80 percent” each place it appears in such Code and Regulations sections.

2.02	Award Units

“Award Units” means, in respect of an Entitled Executive, the units allocated pursuant to Section 4 Allocation of Award Units.

2.03	Board

“Board” means the Board of Directors of PCS Inc.

2.04	Code

“Code” means the Internal Revenue Code of 1986, as amended.

2.05	Committee

“Committee” means the Compensation Committee of the Board.

2.06	Corporate TSR

“Corporate TSR” means the total shareholder return of PCS Inc. in the Performance Cycle, expressed as a percentage, and determined as follows:

(i)	PCS Inc. Closing Share Price (inclusive of reinvested dividends)

MINUS

PCS Inc. Opening Share Price

DIVIDED BY

(ii)	PCS Inc. Opening Share Price

MULTIPLIED BY

(iii)	100

2.07	Corporate TSR Award Units

“Corporate TSR Award Units” means, in respect of an Entitled Executive, one half of the Award Units allocated to the Entitled Executive pursuant to Section 4 Allocation of Award Units.

2.08	Corporation

“Corporation” means Potash Corporation of Saskatchewan Inc. and its direct and indirect subsidiaries.

2.09	Effective Date

“Effective Date” means January 1, 2012.

2.10	Entitled Executive

“Entitled Executive” means an executive employee of the Corporation who is recommended by the CEO and approved by the Committee to participate in this Plan.

2.11	409A Guidance

“409A Guidance” means Code Section 409A and the IRS guidance issued thereunder.

2.12	Index

“Index” means the DAXglobal Agribusiness Index (DXAG), inclusive of reinvested dividends.

2.13	Index Closing Price

“Index Closing Price” means the average closing value of the Index, as reported by the Deutsche Börse Group, for the last 30 trading days of the Performance Cycle or, in the case of an Entitled Executive for whom an early redemption date applies pursuant to paragraph (a) of Section 6.03 Early Redemption Date, the above reference to “the last 30 trading days of the Performance Cycle” shall be substituted by “the last 30 trading days up to the date of the Entitled Executive’s retirement, disability, death or involuntary termination, as the case may be”.

2.14	Index Opening Price

“Index Opening Price” means the average closing value of the Index, as reported by the Deutsche Börse Group, for the last thirty trading days of 2011. Such value has been determined as U.S. $550.80.

2.15	Index TSR

“Index TSR” means the total shareholder return of the Index in the Performance Cycle, expressed as a percentage, and determined as follows:

(i)	Index Closing Price (inclusive of reinvested dividends)

MINUS

Index Opening Price (inclusive of reinvested dividends)

DIVIDED BY

(ii)	Index Opening Price (inclusive of reinvested dividends)

MULTIPLIED BY

(iii)	100

2.16	Index TSR Award Units

“Index TSR Award Units” means, in respect of an Entitled Executive, one half of the Award Units allocated to the Entitled Executive pursuant to Section 4 Allocation of Award Units.

2.17	Just Cause

“Just Cause” has such meaning as determined by the Committee from time to time, consistent with the regular policies of the Corporation.

2.18	PCS Inc. Opening Share Price

“PCS Inc. Opening Share Price” means the average closing price of the common stock of PCS Inc. as reported on the New York Stock Exchange, for the last thirty trading days of 2011. Such price has been determined as U.S. $41.49.

2.19	PCS Inc. Closing Share Price

“PCS Inc. Closing Share Price” means the average closing price of the common stock of PCS Inc. as reported on the New York Stock Exchange, for the last 30 trading days of the Performance Cycle (taking into account the reinvestment of any dividends paid on such stock during the applicable period) or, in the case of an Entitled Executive for whom an early redemption date applies pursuant to paragraph (a) of Section 6.03 Early Redemption Date, the above reference to “the last 30 trading days of the Performance Cycle” shall be substituted by “the last 30 trading days up to the date of the Entitled Executive’s retirement, disability, death or involuntary termination, as the case may be”.

2.20	Performance Cycle

“Performance Cycle” means January 1, 2012 to December 31, 2014 inclusive.

2.21	Permanent Disability or Permanently Disabled

“Permanent Disability” or “Permanently Disabled” means the permanent incapacity of an Entitled Executive, as determined in accordance with the disability plan to which the Entitled Executive is eligible to belong. With respect to a U.S. Executive, “Permanent Disability” or “Permanently Disabled” means that a U.S. Executive is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than 12 months. A U.S. Executive will be deemed disabled if determined to be disabled in accordance with a disability insurance program maintained by the Corporation, to the extent the determination of Permanent Disability under such program is consistent with this Section and the 409A Guidance.

2.22	Plan

“Plan” means this Medium-Term Incentive Plan, as amended from time to time.

2.23	Retirement

“Retirement” means, with respect to a U.S. Executive, the U.S. Executive’s Separation from Service after attaining age 55 and completing 5 years of service. Retirement with respect to any Entitled Executive who is not a U.S. Executive shall be determined in accordance with the general policies of the Corporation. Whenever a lower-case term “retirement” is used herein, such term with respect to a U.S. Executive shall have the meaning set forth in this Section.

2.24	Salary

“Salary” means, in respect of an Entitled Executive, the Entitled Executive’s annual base salary in effect as of the date the Entitled Executive commenced participation in the Plan. However, if the Entitled Executive is promoted into a new Tier Group during the Performance Cycle or if the annual base salary of the Entitled Executive is significantly adjusted during the Performance Cycle as a result of a promotion, “Salary” for purposes of Section 4.02 Promotion to New Tier Group or Other Promotion shall be the annual base salary in effect as of the date the Entitled Executive was promoted into a new Tier Group or otherwise promoted.

2.25	Separation from Service

“Separation from Service” means any termination of a U.S. Executive’s employment with the Corporation and all Affiliates for any reason; provided, however, that no Separation from Service is deemed to occur while the U.S. Executive is on military leave, sick leave or other bona fide leave of absence that does not exceed six (6) months, or if longer, the period during which the U.S. Executive’s right to reemployment with the Corporation or Affiliates is provided either by statute or by contract. Whether the U.S. Executive has incurred a Separation from Service shall be determined in accordance with the 409A Guidance.

2.26	Specified Employee

“Specified Employee” means a U.S. Executive who is identified as a “specified employee” within the meaning of the 409A Guidance and as determined in accordance with the identification methodology established by the Committee from time to time.

2.27	Target Percentage

“Target Percentage” means the target percentage applicable to an Entitled Executive according to the Tier Group in which the Entitled Executive participates, as described in Section 4.04 Target Percentage.

2.28	Tier Group

“Tier Group” means, in respect of an Entitled Executive, the Tier Group in which the Entitled Executive participates, for purposes of this Plan, as described in Section 4.04 (Target Percentage).

2.29	U.S. Executive

“U.S. Executive” means an Entitled Executive who is subject to U.S. income tax.

2.30	Vested Percentage

“Vested Percentage” means the vested percentage of an Entitled Executive’s Corporate TSR Units and Index TSR Units, as the case may be, as described in Section 5 Vesting of Award Units.

Section 3—Participation

3.01	Initial Participation

Participation in the Plan is limited to Entitled Executives.

Each Entitled Executive shall participate in the Plan as of the first day of the Performance Cycle, or on the date on which the Entitled Executive becomes an Entitled Executive, if later.

3.02	Continued Participation

Each Entitled Executive shall continue participation in the Plan throughout the Performance Cycle, or until the Entitled Executive’s employment terminates for any reason, the Entitled Executive becomes Permanently Disabled, or upon the Entitled Executive no longer being designated as an Entitled Executive as recommended by the CEO and approved by the Committee, whichever first occurs.

Section 4—Allocation of Award Units

4.01	Allocation

Each person who is an Entitled Executive as of the Effective Date or who becomes an Entitled Executive during the Performance Cycle but after the Effective Date shall be allocated Award Units. The number of Award Units shall be equal to:

(a)	the Entitled Executive’s Salary as of the Effective Date or the date the Entitled Executive commences participation in the Plan, whichever is later

MULTIPLIED BY

(b)	the number of years and completed months (expressed as fractions of a year, to two decimal places) from the Effective Date or the date the Entitled Executive commences participation in the Plan, whichever is later, to the end of the Performance Cycle

MULTIPLIED BY

(c)	the Target Percentage applicable to the Entitled Executive, as described in Section 4.04 below

DIVIDED BY

(d)	the PCS Inc. Opening Share Price

4.02	Promotion to New Tier Group or Other Promotion

In the event an Entitled Executive is promoted to a new Tier Group during the Performance Cycle or if the Salary of the Entitled Executive is significantly adjusted during the Performance Cycle as a result of a promotion, additional Award Units shall be allocated to the Entitled Executive reflecting the incremental effect of the Entitled Executive’s participation in the new Tier Group or new Salary, as the case may be, from the date such changes occurred to the end of the Performance Cycle.

4.03	Corporate TSR Award Units and Index TSR Award Units

One half the Award Units allocated pursuant to Sections 4.01 and 4.02 above shall be Corporate TSR Award Units and one half shall be Index TSR Award Units.

4.04	Target Percentage

The Target Percentage applicable to an Entitled Executive for purposes of this Plan shall be determined by the Tier Group in which the Entitled Executive participates, as follows:

Tier Group	Positions	Target Percentage
1	Corporation President and Chief Executive Officer	140%

2	Executive Vice President and Chief Operating Officer; Executive Vice President and Chief Financial Officer	90%

3	Senior Vice President, General Counsel & Secretary; Subsidiary Presidents (Potash; Phosphate and Nitrogen; Sales)	60%

4	Selected Senior Vice Presidents; Selected Corporate and Subsidiary Vice Presidents; Selected Corporate and Subsidiary Executive Employees	45%

5	Selected Corporate Vice Presidents	30%

6	Selected Corporate and Subsidiary Vice Presidents; Selected Corporate and Subsidiary Executive Employees; Selected Operations General Managers	25%

7	Selected Subsidiary Vice Presidents; Selected Operations General Managers; Selected Senior Directors	20%

Section 5—Vesting of Award Units

5.01	Vested Percentages

The following Vested Percentages shall be used to determine the redemption of an Entitled Executive’s Corporate TSR Award Units and Index TSR Award Units pursuant to paragraphs (a) and (b) respectively of Section 6.02 Value of Award Units.

(a)	Corporate TSR Vested Percentage

Corporate TSR	Corporate TSR Vested Percentage
5% or less	0%
25%	50%
50%	100%
60%	125%
75% or more	150%

(b)	Index TSR Vested Percentage

Corporate TSR as % of Index TSR	Index TSR Vested Percentage
Less than 100%	0%
100%	50%
130%	100%
145% or more	150%

All Corporate TSR and Corporate TSR as percentage of Index TSR performances between the percentages in the above tables will be interpolated in the manner adopted by the Committee from time to time.

Section 6—Redemption of Award Units

6.01	Redemption Date

Subject to the provisions of Section 6.03 below, the Award Units of each Entitled Executive shall be redeemed and paid out by the Corporation in a lump sum cash payment.

(a)	All Entitled Executives Other than U.S. Executives

This payment to all Entitled Executives other than U.S. Executives shall occur as soon as practicable following the end of the Performance Cycle, or following the date of the Entitled Executive’s retirement, permanent disability, death or involuntary termination, if applicable, within ninety (90) days after the end of the year in which such Award Units first become payable.

(b)	U.S. Executives

Payment to a U.S. Executive shall occur as provided in this Section 6.01(b):

(i)	If a U.S. Executive is employed by the Corporation of an Affiliate on the last day of the Performance Cycle, payment shall occur within ninety (90) days after the end of the Performance Cycle.

(ii)	Except as provided in (iii) below, if a U.S. Executive Retires, dies or is involuntarily terminated before the last day of the Performance Cycle, payment to such U.S. Executive shall be made within ninety (90) days after the date on which the U.S. Executive Retires, dies or is involuntarily terminated; provided, however, that in no event will the U.S. Executive have a right to designate the taxable year of the payment.

(iii)	If on the date of a U.S. Executive’s Retirement or involuntary termination the U.S. Executive is a Specified Employee, payment following such Retirement or involuntary termination will be made on the date that is six months after the date of the U.S. Executive’s Retirement, adjusted for interest at a rate to be determined by the Committee; provided, however, that if the U.S. Executive dies before such date, payment to the U.S. Executive’s beneficiary will be made in accordance with the provisions relating to payment upon death set forth in paragraph (ii) above.

6.02	Value of Award Units

The value of an Entitled Executive’s Award Units shall be equal to the sum of the values of the Entitled Executive’s Corporate TSR Award Units and Index TSR Award Units, as follows:

(a)	Corporate TSR Award Units

The value of an Entitled Executive’s Corporate TSR Award Units shall be equal to:

(i)	the number of Corporate TSR Award Units granted to the Entitled Executive, subject to the reduction or forfeiture of units described in Section 6.03, if applicable

MULTIPLIED BY

(ii)	the Corporate TSR Vested Percentage

MULTIPLIED BY

(iii)	PCS Inc. Closing Share Price, subject, however, to a maximum value of four times the PCS Inc. Opening Share Price

(b)	Index TSR Award Units

The values of an Entitled Executive’s Index TSR Award Units shall be equal to:

(i)	the number of Index TSR Award Units granted to the Entitled Executive, subject to the reduction or forfeiture of units described in Section 6.03, if applicable

MULTIPLIED BY

(ii)	the Index TSR Vested Percentage

MULTIPLIED BY

(iii)	the PCS Inc. Closing Share Price, subject, however, to a maximum value of four times the PCS Inc. Opening Share Price

6.03	Early Redemption Date

(a)	Retirement, Permanent Disability, Death or Involuntary Termination Without Just Cause

In the event an Entitled Executive retires, becomes Permanently Disabled or dies prior to the end of the Performance Cycle or in the event the Entitled Executive’s employment is involuntarily terminated by the Corporation without Just Cause, the number of Award Units allocated to the Entitled Executive pursuant to Section 4 Allocation of Award Units shall be reduced such that the calculation of years and completed months of participation as described in paragraph (b) of Section 4.01 Allocation shall end as of the date of the Entitled Executive’s retirement, Permanent Disability, death or involuntary termination, as the case may be.

One half the Award Units reduced shall be Corporate TSR Award Units and one half shall be Index TSR Award Units.

An Entitled Executive shall be required to provide at least 30 days prior written notice of retirement to the Corporation. In the event an Entitled Executive provides less than 30 days prior written notice of retirement, the value of award units calculation per Section 6.02 shall be performed as of the Entitled Executive’s retirement date and the date that is 30 days following the date the Entitled Executive provided written notice of retirement to the Corporation, and the Corporation shall provide the lower valued award to the Entitled Executive as determined by such two calculations.

(b)	Voluntary Termination or Involuntary Termination With Just Cause

In the event an Entitled Executive voluntarily terminates employment prior to the end of the Performance Cycle or in the event the Entitled Executive’s employment is involuntarily terminated by the Corporation with Just Cause, the allocation of Award Units to the Entitled Executive pursuant to Section 4 Allocation of Award Units shall be forfeited as of the date of such termination of employment and the Entitled Executive shall not be entitled to any payment under this Plan.

(c)	Detrimental Activity

(i)	For purposes of the Plan, the term “Detrimental Activity” shall have the same meaning as the term “Detrimental Activity” in the Corporation’s 2012 Performance Option Plan, as amended.

(ii)	Notwithstanding anything to the contrary in the Plan, in the event the Committee determines that an Entitled Executive who retired prior to the end of the Performance Cycle has engaged in a Detrimental Activity on or before the date that is one year following the Entitled Executive’s retirement, the Committee may, but is not obligated to (i) terminate the Entitled Executive’s participation in the Plan and withhold any amounts otherwise payable to the Entitled Executive pursuant to the Plan and/or (ii) require the Entitled Executive to pay to the Corporation an amount in cash up to (but not in excess of) any amounts paid out by the Corporation to the Entitled Executive pursuant to the Plan (the “Repayment Amount”), as applicable. Any Repayment Amount shall be paid by the Entitled Executive within 60 days of receipt from the Corporation of written notice requiring payment of such Repayment Amount.

(iii)	To the extent that the Repayment Amount is not paid to the Corporation, in addition to any other legal remedy that the Corporation may have, the Corporation may set off the amounts so payable to it against any amounts that may be owing from time to time by the Corporation or a subsidiary to the Entitled Executive, whether as wages, deferred compensation, severance entitlement or vacation pay or in the form of any other benefit or for any other reason, in a manner consistent with the 409A Guidance, if applicable.

(iv)	This Section 6.03(c) shall apply notwithstanding any provision to the contrary in this Plan and is meant to provide the Corporation with rights in addition to any other remedy which may exist in law or in equity.

(v)	This Section 6.03(c) shall not apply to the Entitled Executive following the effective time of a Change in Control.

Section 7—Administration of the Plan

7.01	Powers of the Committee

The Committee shall have the discretionary power and authority to determine who shall be Entitled Executives, approve Target Percentages and generally administer the Plan. The Committee shall conclusively interpret the provisions of this Plan and decide all questions of fact arising in the application thereof.

7.02	Notification to Entitled Executives

The Corporation will prepare a written notice to each Entitled Executive specifying his or her Target Percentage, the number of Award Units allocated and the terms of the Plan.

7.03	Calculation of Award Payments

Management of the Corporation shall provide a report to the Committee within 30 days of the end of the Performance Cycle showing the calculations for determining award payments including the calculation of the Corporate TSR and Index TSR. Such calculations shall be subject to the review and confirmation of the Committee.

7.04	Delegation of Duties

The Committee and/or the Board may delegate to any director or directors or any officer or officers of the Corporation such administrative duties and powers as it may see fit with respect to the Plan.

7.05	Recoupment Policy

Any Award paid or payable under this Plan shall be subject to the terms and conditions of the Corporation’s Policy on Recoupment of Unearned Compensation (as previously adopted and, from time to time, amended by the Board) a copy of which shall be distributed to each Entitled Executive upon eligibility to participate in this Plan.

7.06	Section 409A

It is intended that the Plan comply with the 409A Guidance to prevent the inclusion in gross income of any amount available to a U.S. Executive hereunder in a taxable year that is prior to the taxable year or years in which such amounts would otherwise be actually distributed or made available to the U.S. Executive. All provisions in the Plan shall be interpreted in a manner consistent with the 409A Guidance. Notwithstanding the foregoing, the Corporation does not guarantee, nor shall indemnify for, any tax consequences of any Entitled Executive’s entitlement to or receipt of payments under the Plan, and each Entitled Executive shall be solely responsible for payment of any tax obligations incurred in connection with the benefits provided under the Plan.

Section 8—General Provisions

8.01	Assignment or Alienation

Except as required by applicable laws, the right of an Entitled Executive to Award Units under this plan shall not be given as security, be subject to transfer, anticipation, commutation, alienation, sale, assignment, encumbrance, charge, pledge, or hypothecation, or be subject to execution, attachment, levy or similar process or assignment by operation of law, and any attempt to effect any such action will be null and void and of no effect.

8.02	Amendment or Termination

This Plan may be amended in whole or in part from time to time or terminated by the Corporation. Any amendment or termination will be binding on the Corporation, Entitled Executives and their respective beneficiaries. Notice of termination or amendment will be provided to Entitled Executives and in the case of deceased Entitled Executives, their respective beneficiaries. However, no amendment or termination of any provision of this Plan shall directly or indirectly deprive any Entitled Executive or beneficiary of all or any portion of Award Units allocated to the date of the amendment or termination.

8.03	No Enlargement of Contractual Rights

This Plan shall not give any Entitled Executive the right to be retained in the service of the Corporation nor will it interfere with the right of the Corporation to terminate the employment of the Entitled Executive. Participation in this Plan will not give any Entitled Executive any right or claim to any benefit, except to the extent provided in this Plan.

8.04	Withholding of Taxes

The Corporation will withhold all applicable taxes from any amounts paid pursuant to this Plan.

8.05	Binding on Successors

This Plan will be binding on any successor or successors of the Corporation whether by merger, consolidation or otherwise.

8.06	Currency

The Award Units redeemed pursuant to this Plan will be paid in the same currency as the Entitled Executive receives his or her Salary. If the Salary of an Entitled Executive is paid in more than one currency during a Performance Cycle, the currency of his or her Award Payment for that Performance Cycle shall be determined by the Vice President, Human Resources & Administration.

8.07	Certain Adjustments

In the event that, at any time during the Performance Cycle, there is any variation in the common shares of PCS Inc. or of any corporation within the Index by reason of (i) a stock split, reverse of stock split, stock dividend or other increase or decrease in the number of outstanding common shares, (ii) a merger, consolidation, recapitalization, amalgamation, plan of arrangement or similar statutory or corporate transaction or (iii) other event that the Committee determines, such as a sale of all or substantially all of any such corporation’s assets, the Committee shall make such adjustments to the Index Opening Price, PCS Inc. Opening Share Price, Index Closing Price or PCS Inc. Closing Share Price or to the calculation of the Corporate TSR or Index TSR with respect to such corporation and, in the case of any such event affecting the common shares of PCS Inc. the number of then outstanding Award Units as it deems necessary or appropriate to reflect such event.

8.08	Governing Law

This Plan shall be governed by the laws of the Province of Saskatchewan. Section headings are for convenience only and shall not be considered provisions of the Plan. Words in the singular shall include the plural, and vice versa, unless qualified by the context.

Section 9—Change in Control

9.01	Definition of Change in Control

For purposes of the Plan, the term “Change in Control” shall have the same meaning as the term “change in control” in the Corporation’s 2012 Performance Option Plan, as amended.

9.02	CIC MTIP Award Unit Payment

(a)	Notwithstanding anything in the Plan to the contrary, upon the occurrence of a Change in Control, an Entitled Executive shall be entitled to redemption of, and to receive payment of an amount equal to the value of, the Entitled Executive’s Award Units, pro-rated for the portion of the Performance Cycle that elapsed prior to the Change in Control (determined by dividing (i) the number of calendar days that elapsed during the Performance Cycle from the commencement of the Performance Cycle (or the date the Entitled Executive commenced participation in the Plan, whichever is later) through the effective date of the Change in Control by (ii) the number of calendar days in the Performance Cycle including and after the date the Entitled Executive commenced participation in the Plan) (the “CIC MTIP Award Unit Payment”).

(b)	For purposes of calculating the CIC MTIP Award Unit Payment (and the Corporate TSR Vested Percentage), the Corporate TSR shall be deemed to be equal to the greater of (i) 50%, or (ii) the actual Corporate TSR during the portion of the Performance Cycle that elapsed prior to the Change in Control.

(c)	For purposes of calculating the CIC MTIP Award Unit Payment (and the Index TSR Vested Percentage), the Corporate TSR as percentage of Index TSR shall be deemed to be equal to the greater of (i) 130%, or (ii) the actual Corporate TSR as percentage of Index TSR during the portion of the Performance Cycle that elapsed prior to the Change in Control.

(d)	Notwithstanding anything in the Plan to the contrary, upon the occurrence of a Change in Control, the PCS Inc. Closing Share Price shall be deemed to mean the greater of (i) the average closing price of the common stock of PCS Inc. as reported on the New York Stock Exchange, for the last 30 trading days up to the date of the Change in Control or (ii) the price paid for each share of common stock of PCS Inc. in any amalgamation, merger or similar corporate event in connection with the Change in Control.

(e)	For purposes of calculating the CIC MTIP Award Unit Payment, the reference in the definition of Index Closing Price in Section 2.13 of the Plan to “the last 30 trading days of the Performance Cycle” shall be substituted by “the last 30 trading days up to the date of the Change in Control”.

(f)	For the avoidance of doubt, for purposes of calculating the CIC MTIP Award Unit Payment, the end of the Performance Cycle shall remain December 31, 2014 for purposes of Section 4.01(b) of the Plan.

(g)	For purposes of calculating the CIC MTIP Award Unit Payment, an Entitled Executive’s Tier Group and Salary shall be deemed to be those in effect immediately prior to the Change in Control for purposes of Section 4.02 of the Plan.

(h)	For the avoidance of doubt, the early redemption and forfeiture provisions set forth in Section 6.03 of the Plan shall not apply with respect to the CIC MTIP Award Unit Payment.

(i)	For all Entitled Executives other than U.S. Executives, the CIC MTIP Award Unit Payment shall be paid within 30 calendar days following the effective date of the Change in Control. For all U.S. Executives, the CIC MTIP Award Unit Payment shall be paid in accordance with Section 6.01(b) of the Plan; provided, however, that if the Change in Control constitutes a “change in control event” as defined in the 409A Guidance, then the CIC MTIP Award Unit Payment shall be paid to U.S. Executives within 30 calendar days following the effective date of the Change in Control.

(j)	In the event that the Change in Control does not constitute a “change in control event” as defined the 409A Guidance, then not later than 30 calendar days following the effective date of the Change in Control, the Corporation shall deposit any and all amounts payable to a U.S. Executive in respect of the CIC MTIP Award Unit Payment into an irrevocable grantor trust established pursuant to a trust agreement approved by the Board in good faith (the “Grantor Trust”), and the amounts held in the Grantor Trust shall be paid to the U.S. Executive in accordance with Section 6.01(b) of the Plan.

(k)	Notwithstanding anything in the Plan to the contrary, to the extent that an Entitled Executive receives an additional redemption and payment of Award Units under the Plan, any such additional redemption and payment of Award Units shall be reduced (but not below zero) by the amount of the CIC MTIP Award Unit Payment.

Dated effective February 22, 2012

/s/ John Estey
John Estey Compensation Committee Chair

/s/ Lee Knafelc
Lee Knafelc Vice President, Human Resources & Administration